UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

December 17, 2004

Date of Report (Date of earliest event reported)

HARRAH’S ENTERTAINMENT, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-10410	62-1411755
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

One Harrah’s Court Las Vegas, Nevada 89119
(Address of principal executive offices) (Zip Code)

(702) 407-6000

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01       Entry into a Material Definitive Agreement.

On December 14, 2004, the Human Resources Committee of the Board of Directors of Harrah’s Entertainment, Inc. (“Harrah’s”) approved Harrah’s Executive Supplemental Savings Plan II (the “Plan”).  The Plan was adopted in part to comply with the recently enacted Section 409A of the Internal Revenue Code of 1986 (“Code”).  The following description of the material terms of the Plan is qualified by reference to the Plan.

The Plan provides that certain executive officers, directors and other key employees of Harrah’s or certain of its affiliates the right to defer a portion of their compensation.  Eligible employees may elect to defer a percentage of their salary and/or bonus under the Plan.  Harrah’s (or the applicable employer affiliate) may make (i) matching contributions with respect to deferrals of salary to those participants who are eligible to receive matching contributions under Harrah’s 401(k) plan, and (ii) discretionary contributions.  The amounts deferred under the Plan represent an obligation of Harrah’s to make payments to the participant at some time in the future, in an amount equal to: (1) deferral contributions, or compensation which the participants have elected to defer under the terms of the Plan, (2) matching contributions, to the extent vested,  (3) discretionary contributions, to the extent vested, and (4) earnings on the foregoing amounts based on a notional investment measurement, all of which is reflected in the individual accounts maintained for each of the participants.

The amounts deferred (plus any matching and discretionary contributions) will be indexed to one or more investment funds individually chosen by the participant from a list determined by the Plan’s investment committee, which list may change from time to time. The investment funds selected by a participant will be used to measure the return on his or her Plan accounts. The investment funds will be used only for the purpose of calculating hypothetical returns, and the amounts in participants’ Plan accounts will not actually be invested in the selected investment funds.

All participants are immediately vested in all elective deferrals made to their accounts.  Each participant shall have a fully vested interest in his or her matching contribution account as of the first to occur of : (1) the participant’s attainment of age 60, (2) the participant’s death, (3) the participant’s disability, (4) a change of control, as defined under the Plan, (5) termination of the Plan, or (6) the completion of five years of vested service, as defined under the Plan.  If a participant terminates employment at a time when the participant does not have a fully vested interest in his or her matching contribution account, the participant’s vested interest shall be determined in accordance with the applicable vesting schedule for matching contributions in effect under Harrah’s 401(k) plan. Any portion of a participant’s matching contribution account which is not vested shall be forfeited in the first deferral period in which his or her termination of employment with Harrah’s and all affiliates occurs.  Vesting in any discretionary contributions shall be the same as for matching contributions, unless otherwise determined by Harrah’s or the Plan committee.

The deferred compensation obligations incurred by Harrah’s under the Plan are unsecured general obligations, and will rank equally with other unsecured and unsubordinated indebtedness, from time to time outstanding, payable from the general assets of Harrah’s.  Harrah’s will establish a trust to serve as a source of funds from which it can satisfy the obligations.  Participants in the Plan will have no rights to any assets held by the trust, except as general creditors of Harrah’s.  Assets of the trust will at all times be subject to the claims of the general creditors of Harrah’s and the general creditors of its affiliates adopting the Plan.

The amounts payable to participants under the Plan are distributed in accordance with the distribution provisions of the Plan.  Distributions generally begin following a participant’s termination of employment, withdrawal from the Plan, or death.  Such distributions are generally payable in monthly installments over a period not to exceed 15 years, or in a single lump sum.  Early limited distributions in a lump sum may also be made in accordance with a proper advance election, or in connection with certain unforeseen emergencies.  Amounts retained in the participant’s account during such payout period continue to earn hypothetical gains and are subject to hypothetical losses.

A participant’s rights to any amounts credited to his or her accounts may not be alienated, sold, transferred, assigned, pledged, attached or otherwise encumbered by the participant and may only pass upon the participant’s death pursuant to a beneficiary designation made by a participant in accordance with the terms of the Plan. The obligations are not convertible into any other security of Harrah’s and there is no trading market for the obligations.

The Plan is administered by a three person committee appointed by the chief executive officer of Harrah’s.  Harrah’s reserves the right to terminate the Plan at any time, and the participant’s vested interests will be distributed.  Additionally, Harrah’s has reserved the right to take action under the Plan, including amending or terminating the Plan, or distributing amounts deferred under the Plan, to the extent Harrah’s determines such action is advisable to comply with the requirements of Section 409A of the Code.  Any such action may adversely affect the rights of a participant without his or her consent.

Additionally, on December 16, 2004, Harrah’s adopted the Fifth Amendment to the 2001 Restatement of the Harrah’s Entertainment, Inc. Executive Supplemental Savings Plan, amending such plan, effective as of January 1, 2004, to provide that no employee shall become a participant on or after January 1, 2005, to provide that no deferral contributions or matching contributions shall be made with respect to any deferral period commencing on or after January 1, 2005, and to clarify how a participant is eligible for a matching contribution for a deferral period and how such matching contribution is calculated.

Item 9.01       Financial Statements and Exhibits.

(c)   Exhibits

10.1	Harrah’s Entertainment, Inc. Executive Supplemental Savings Plan II.
10.2	Fifth Amendment dated December 16, 2004 to the 2001 Restatement of the Harrah’s Entertainment, Inc. Executive Supplemental Savings Plan.)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 17, 2004	By:	/s/ Stephen H. Brammell
Stephen H. Brammell
Senior Vice President, General Counsel, and Secretary

EXHIBIT INDEX

Exhibit Number	Document Description

10.1	Harrah’s Entertainment, Inc. Executive Supplemental Savings Plan II.
10.2	Fifth Amendment dated December [17], 2004 to the 2001 Restatement of the Harrah’s Entertainment, Inc. Executive Supplemental Savings Plan.)